UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  July 20, 2016

Golden Eagle International, Inc.
(Name of registrant as specified in its charter)

Colorado	0-23726	84-1116515
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

3934 Platte Ave.
Sedalia, CO 80135
Address of principal executive offices

(303) 773-6666
Telephone number, including
Area code

4628 S. Broadway
Englewood, CO  80113
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

On October 30, 2015, Golden Eagle International entered into an agreement to sell the Gold Bar Mill to Gulf Coast Capital, LLC, a company controlled by Mark Bogani, Golden Eagle's Chief Executive Officer and a director.  On July 20, 2016, the agreement relating to the sale of the Gold Bar Mill was terminated by the mutual consent of Golden Eagle and Gulf Coast Capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 27th day of September, 2016.

GOLDEN EAGLE INTERNATIONAL, INC.

By:	/s/ Mark A. Bogani
Mark A. Bogani
President and Chief Executive Officer